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                                                                    EXHIBIT 10.1

                            MCK COMMUNICATIONS, INC.

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     THIS AGREEMENT is made of July 16,1998, by and among MCK Communications, Inc., a Nevada corporation (the "COMPANY"), each of the Persons listed on the SCHEDULE OF INVESTORS attached hereto (the "INVESTORS") and Manz Developments Inc., an Alberta corporation ("MDI"). The Investors and MDI are collectively referred to herein as the "STOCKHOLDERS" and individually as a "STOCKHOLDER". Except as otherwise provided herein, capitalized terms used herein are defined in paragraph 8 hereof. Defined terms used herein and not otherwise defined shall have the meaning ascribed to them in the Initial Purchase Agreement (as defined below) and/or the New Purchase Agreement (as defined below).

                                    RECITALS

     1. The Company, certain of the Investors (the "INITIAL INVESTORS") and MDI previously entered into a Stockholders Agreement dated as of June 27, 1996 (the "ORIGINAL STOCKHOLDERS AGREEMENT") in connection with the purchase by the Initial Investors of shares of the Company's Series A Redeemable Preferred Stock ("SERIES A REDEEMABLE STOCK") and Series B Convertible Preferred Stock ("SERIES B CONVERTIBLE STOCK") pursuant to a certain Stock and Note Purchase Agreement among the Initial Investors, the Company and certain other Persons dated as of June 27, 1996 (the "INITIAL PURCHASE AGREEMENT").

     2. In connection with and as an inducement to certain other Investors (the "NEW INVESTORS") entering into that certain Stock Purchase Agreement, of even date herewith, by and between the Company and the New Investors (the "NEW PURCHASE AGREEMENT"), pursuant to which the New Investors propose to purchase shares of the Company's Series C Redeemable Preferred Stock ("SERIES C REDEEMABLE STOCK") and Series D Convertible Preferred Stock ("SERIES D CONVERTIBLE STOCK"), the parties to the Original Stockholders Agreement desire to amend and restate such Original Stockholders Agreement and allow the New Investors to be parties to this Agreement, on the terms specified herein.

     3. The parties hereto enter into this Agreement for the purposes, among others, of (i) electing four representatives designated by the Investors to the Company's Board of Directors (the "Board"), (ii) assuming continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which MDI's shares of the Company's Common Stock (the "COMMON STOCK") may be transferred.

     4. The Series A Redeemable Stock and the Series C Redeemable Stock are sometimes referred to herein collectively as the "REDEEMABLE PREFERRED." The Series B Convertible Stock and the Series D Convertible Stock are sometimes referred to herein collectively as the "CONVERTIBLE PREFERRED."

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

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     1.  AMENDMENT AND RESTATEMENT. The Company, the Initial Investors and MDI
hereby amend and restate the Original Stockholders Agreement in its entirety as follows.

     2.  BOARD OF DIRECTORS.

         (a) From and after the Closing (as defined in the New Purchase Agreement) and until the provisions of this Section 2 cease to be effective, each holder of Stockholder Shares (as defined in Section 8 below) shall vote all of his or its Stockholder Shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

              (i) the authorized number of directors on the Board shall not exceed seven (7) directors;

              (ii) two (2) representatives designated by the Initial Investors (the "SERIES B INVESTOR DIRECTORS"), and one (1) additional representative designated by the Initial Investors, which representative shall not be an employee of the Company (the "INVESTOR OUTSIDE DIRECTOR") (all three (3) to be determined on the basis of a vote of a majority of the Stockholder Shares held by all of the Initial Investors), shall be elected to the Board;

              (iii) one (1) representative designated by the New Investors (the "SERIES D INVESTOR DIRECTOR" and, together the Series B Investor Directors and, the "INVESTOR DIRECTORS") shall be elected to the Board;

              (iv) one (1) representative designated by a majority of the other members of the Board shall be elected to the Board (the "INDEPENDENT DIRECTOR");

              (v) so long as MDI and its Permitted Transferees (as defined below) own an aggregate of at least 10% of the outstanding Stockholder Shares, one (1) representative designated by MDI or such Permitted Transferees (the "FOUNDER DIRECTOR"), who shall initially be Cal Manz;

              (vi) the person serving as Chief Executive Officer of the Company from time to time shall be elected to the Board;

              (vii) the board of directors of each of the Company's Subsidiaries (a "SUB BOARD") shall consist of at least three (3) members, of which (A) two
(2) members shall be Investor Directors and (B) so long as MDI or its Permitted Transferees own an aggregate of at least 10% of the outstanding Stockholder Shares, one member shall be the Founder Director; provided, however, that the authorized number of directors of a Sub Board shall not exceed four


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(4) directors during such time as MDI or its Permitted Transferees own an aggregate of at least 10% of the outstanding Stockholder Shares without the consent of the Founder Director;

              (viii) (A) a three (3) member Compensation Committee shall be established to determine the compensation of the Company's officers and shall include one of the Initial Investor Directors, the Investor Outside Director and the Founder Director and (B) any other committees established by the Board or a Sub Board shall include at least one of the Investor Directors;

              (ix) (A) the removal from the Board or a Sub Board (with or without cause) of any Investor Director or Investor Outside Director shall be at the written request of the Investors who designated such Investor Director (determined on the basis of a vote of the holders of a majority of the Stockholder Shares held by such Investors), but only upon such written request and under no other circumstances and (B) subject to Section 2(a)(iv)(B) above, the removal from the Board or a Sub Board (with or without cause) of the Founder Director (determined on the basis of a vote of the Stockholder Shares held by MDI and members of the MDI Family Group, as defined below), but only upon such written request and under no other circumstances; and

              (x) in the event that any Investor Director or Investor Outside Director ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the Investors who designated such Investor Director or Investor Outside Director as provided hereunder.

         (b) The Company shall pay the reasonable out-of-pocket expenses incurred by the Investor Directors, the Investor Outside Director, the Independent Director and the Founder Director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. So long as any Investor Director, Investor Outside Director, Independent Director or Founder Director serves on the Board and for three (3) years thereafter, the Company shall maintain directors and officers indemnity insurance coverage, and the Company's Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION") and Bylaws, as amended, and each of the Company's Subsidiaries' charter documents shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

         (c) (i) Prior to an annual or special meeting of the Stockholders to designate a representative to fill a vacancy resulting from the death, resignation or removal of an Investor Director or an Investor Outside Director pursuant to the terms of this Section 2, the acting and incumbent directors elected by the Investors who designated such Investor Director or Investor Outside Director shall appoint a director to serve as such until the Investors who designated such Investor Director or Investor Outside Director duly elect a successor director.

              (ii) Subject to Section 2(a)(iv)(B) above, prior to an annual or special meeting of the Stockholders to designate a representative to fill a vacancy resulting from the death, resignation or removal of the Founder Director pursuant to the terms of this Section 2, the

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acting and incumbent director(s) nominated by the Founder Director shall appoint a director to serve as such until MDI duly elects a successor director.

         (d) This Section 2 shall terminate automatically and be of no further force and effect upon the earlier to occur of: (i) the fifteenth anniversary of the date hereof; (ii) a Public Offering; and (iii) the sale of all or substantially all of the assets or capital stock of the Company, whether by means of merger, purchase, tender offer or otherwise.

         (e) The parties hereto agree that notwithstanding anything to the contrary in the Articles of Incorporation or Bylaws of the Company with respect to the subject matter of this Section 2, the provisions of this Section 2 shall govern the relationship of the parties with respect to such subject matter.

     3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the SCHEDULE OF INVESTORS AND EXISTING STOCKHOLDERS attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to the rules and principles of equity and the rules and principles applicable to bankruptcy and insolvency, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

     4. COVENANTS. The following covenants of the Company are in replacement for, and not supplemental to, the Covenants found in Section 3 of the Initial Purchase Agreement. The Initial Investors, MDI and the Company hereby agree that this Agreement shall be deemed to modify the Initial Purchase Agreement to remove Section 3 from such Initial Purchase Agreement. Terms used in this
Section 4 but not defined herein, have the meanings ascribed to them in the Initial Purchase Agreement. The following Covenants shall be waivable, in part or in whole, by a vote of the majority of the Stockholder Shares held by all of the Investors, voting on an as converted basis; provided, however, that these covenants may be waived by vote of the holders of less than all of the Stockholder Shares only in a manner which affects all holders of Stockholder Shares in the same fashion.

         (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. So long as any Notes or Redeemable Preferred remain outstanding, the Company shall deliver to each Investor and to each transferee of an Investor:

              (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly

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period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

              (ii) within 90 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and, with respect to the consolidated portions of such statements (but not with respect to the annual budget), accompanied by an opinion containing no exceptions or qualifications of a "Big Six" accounting firm;

              (iii) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a certificate of an officer of the Company explaining the deviation;

              (iv) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof, and

              (v) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 4(a) may reasonably request. Each of the financial statements referred to in Sections 4(a)(i) or 4(a)(ii) above shall present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject, in the case of the unaudited financial statements, to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). Notwithstanding the foregoing, the provisions of this Section 4(a) and Section 4(b) below shall cease to be effective so long as the Company is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements. Except as otherwise required by law or judicial order or decree or by any governmental agency or

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authority, each Person entitled to receive information regarding the Company and its Subsidiaries under this Section 4(a) and Section 4(b) below shall use the same standards and controls which such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company or any of its Subsidiaries obtained by it pursuant to this Section 4(a) and Section 4(b) below; PROVIDED THAT each such Person may disclose such information in connection with the sale or transfer of any Notes, Redeemable Preferred, Convertible Preferred or Investor Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof. For purposes of this Agreement and the Amended and Restated Registration Rights Agreement, all holdings of Notes, Redeemable Preferred, Convertible Preferred and Investor Common Stock by Persons who are Affiliates of each other (which, for this purpose, shall also include Persons which have received distributions of Redeemable Preferred, Convertible Preferred or Investor Common Stock from a partnership holding such securities) shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Amended and Restated Registration Rights Agreement.

         (b) INSPECTION OF PROPERTY. So long as any of the Notes or the Redeemable Preferred remaining outstanding, the Company shall permit any representatives designated by any Investor or any transferee of an Investor, upon reasonable notice and during normal business hours and at such other times as any such Person may reasonably request, to (a) visit and inspect any of the properties of the Company and its Subsidiaries, (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

         (c) NEGATIVE COVENANTS. So long as any Notes or Redeemable Preferred remain outstanding, the Company shall not, without the prior consent of Investors holding at least two-thirds (66 2/3%) in interest of the Convertible
Preferred:

              (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Redeemable Preferred pursuant to the terms of the Articles of Incorporation;

              (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other nights to acquire such capital stock or other equity securities), other than (i) the Redeemable Preferred or Convertible Preferred pursuant to the terms of the Articles of Incorporation and (ii) repurchases at cost of Common Stock from former employees of the Company its Subsidiaries upon termination of employment or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;


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              (iii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (ii) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to Common Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

              (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary), except for (i) reasonable advances to employees in the ordinary course of business, (ii) acquisitions permitted pursuant to Section 4(c)(viii) below and (iii) Investments not exceeding $20,000 in any twelve-month period or $50,000 at any time in the aggregate;

              (v) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries) (a "COMPANY MERGER"), unless prior to or contemporaneously with the consummation of such transaction the Company repays all outstanding Indebtedness pursuant to the Notes and redeems all of the outstanding Redeemable Preferred pursuant to the terms of the Articles of Incorporation;

              (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's Board of Directors, including the Investor Directors, in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) (a "COMPANY SALE"), unless prior to or contemporaneously with the consummation of such transaction the Company repays all outstanding Indebtedness pursuant to the Notes and redeems all of the outstanding Stock pursuant to the terms of the Articles of Incorporation;

              (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

              (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture that is not a strategic alliance within the Company's ordinary course of business as previously conducted, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $50,000 in any one transaction or series of related transactions or exceeding $100,000 in any twelve-month period;

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              (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the development, production, marketing and sales of products for the telecommunications industry and similar or related businesses;

              (x) become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (i) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (ii) the Company's right to perform the provisions of this Agreement, the Amended and Restated Registration Rights Agreement, the New Purchase Agreement, the Pledge Agreement, the Articles of Incorporation or the Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Redeemable Preferred);

              (xi) make any amendment to the Articles of Incorporation or Bylaws or file any resolution of the board of directors with any governmental agency containing any provisions which would increase the number of authorized shares of the Redeemable Preferred or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Redeemable Preferred under the New Purchase Agreement, the Articles of Incorporation, the Bylaws, the Registration Rights Agreement, the Pledge Agreement or this Agreement;

              (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, shareholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

              (xiii) establish or acquire any Subsidiaries other than Wholly-Owned Subsidiaries;

              (xiv) except as expressly provided for in any budget approved by the Board of Directors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding an aggregate principal amount of $100,000 outstanding at any time on a consolidated basis;

              (xv) except as expressly provided for in any budget approved by the Board of Directors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

              (xvi) except as expressly provided for in any budget approved by the Board of Directors, make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting

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


principles consistently applied) exceeding $100,000 in the aggregate on a consolidated basis during any twelve-month period;

              (xvii) except as expressly provided for in any budget approved by the Board of Directors, enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $100,000 on a consolidated basis for any twelve-month period;

              (xviii) amend or modify any stock option plan or employee stock ownership plan as in existence as of July 16, 1998, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Stock Option and Grant Plan referred to in Section 4(d)(vi) below; or

              (xix) issue or sell, or permit any Subsidiary to issue or sell, any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary.

         (d) AFFIRMATIVE COVENANTS. So long as any Notes or Redeemable Preferred remain outstanding, the Company shall, and shall cause each Subsidiary to:

              (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

              (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all repairs, renewals and replacements necessary for the conduct of its businesses;

              (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its consolidated financial statements with respect thereto;

              (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

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



              (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

              (vi) maintain a Stock Option Plan and restricted stock plans or arrangements for the benefit of the employees and directors of the Company and its Subsidiaries pursuant to which 673,061 shares of Common Stock will be reserved for issuance;

              (vii) apply for and continue in force at the expense of the Company adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

              (viii) possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights;

              (ix) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its consolidated financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

              (x) enter into and maintain nondisclosure and, on a best efforts basis, noncompete agreements with its key employees.

         (e) COMPLIANCE WITH AGREEMENTS. The Company shall perform and observe
(a) all of its obligations to each holder of the Redeemable Preferred and all of its obligations to each holder of the Investor Common Stock set forth in the Articles of Incorporation, the Bylaws and the Stockholders Agreement and (b) all of its obligations to each holder of Registrable Securities (as such term is defined in the Amended and Restated Registration Rights Agreement) set forth in the Amended and Restated Registration Rights Agreement.

         (f) CURRENT PUBLIC INFORMATION. After the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, all to the extent required to enable holders of Restricted Securities to sell such Restricted Securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.


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

         (g) PREEMPTIVE RIGHTS.

              (i) Except for issuances of Common Stock (i) to the Company's employees as contemplated by, and in accordance with, Section 4(d)(vi) above,
(ii) in connection with the acquisition of another company or business in accordance with Section 4(c)(viii) above, (iii) pursuant to a public offering registered under the Securities Act, or (iv) pursuant to the New Purchase Agreement, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock or conversion or exercise of outstanding securities), the Company shall first offer to sell to each Investor (or any transferee of shares of Convertible Preferred or Investor Common Stock) (a "HOLDER") a portion of such stock or securities equal to the quotient determined by dividing (x) the sum of (A) the number of shares of Common Stock issuable upon conversion of the Convertible Preferred held by such Holder plus (B) the number of shares of Common Stock held by such Holder by (y) the sum of (A) the total number of shares of Common Stock issuable upon conversion of the outstanding Convertible Preferred plus (B) the total number of shares of Common Stock then outstanding. Each Holder shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered or sold to any other Persons. The purchase price for all stock and securities offered to the Holders shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

              (ii) In order to exercise its purchase rights hereunder, a Holder must within 15 days after receipt of written notice from the Company (which notice shall describe in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such Holder's percentage allotment) deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the Holders is not fully subscribed by such Holders, the remaining stock and securities shall be reoffered by the Company to the Holders purchasing their full allotment upon the terms set forth in this paragraph, except that such Holders must exercise their purchase rights within five days after receipt of such reoffer.

              (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the Holders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the Holders pursuant to the terms of this Section 3.8.

              (iv) The rights of the Holders under this Section 4(h) shall terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act; PROVIDED THAT if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this Section 4(h) shall remain in full force and effect.

              (v) The Initial Investors hereby waive any preemptive rights that they may have had under the Initial Purchase Agreement with respect to the issuance of Convertible Preferred shares to the New Investors under the New Purchase Agreement and hereby consent to all actions taken by the Company in connection with such issuance.

         (h) USE OF PROCEEDS FROM INITIAL PUBLIC OFFERINGS. The Company shall cause the managing underwriters responsible for the Company's initial public offering of Common Stock registered under the Securities Act to consent to the use by the Company of the net proceeds from such offering to retire the Notes and redeem the Redeemable Preferred pursuant to the terms of the Articles of Incorporation.

     5.  RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

        (a) TRANSFER OF STOCKHOLDER SHARES. MDI shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Stockholder Shares (a "TRANSFER"), except pursuant to (i) a Public Sale or a sale to the Company which does not otherwise violate the provisions of the Initial Purchase Agreement ("EXEMPT TRANSFERS") or (ii) the provisions of this
Section 5. Prior to making any Transfer other than an Exempt Transfer, MDI shall deliver written notice (the "TRANSFER NOTICE") to the Company and the Investors. The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferees, the number of shares to be Transferred and the terms and conditions of the proposed Transfer. MDI shall not consummate any Transfer until 30 days after the Sale Notice has been given to the Company and the Investors (the "ELECTION PERIOD"), unless the parties to the Transfer have been finally determined pursuant to this Section 5 prior to the expiration of such 30-day period. The date of the first to occur of such events is referred to herein as the "AUTHORIZATION DATE."

         (b) FIRST REFUSAL RIGHTS APPLICABLE TO MDI. The Investors may purchase MDI's Stockholder Shares to be Transferred upon the same terms and conditions as those set forth in the Transfer Notice by delivering written notice of such election to MDI within 20 days after the Transfer Notice has been given to the Investors. If more than one Investor elects to purchase or otherwise acquire such Stockholder Shares, the Stockholder Shares to be Transferred shall be allocated among the Investors pro rata according to the number of Stockholder Shares owned by each such Investor. If the Investors have not elected to purchase or otherwise acquire all of the Stockholder Shares specified in the Transfer Notice, MDI may Transfer such Stockholder Shares specified in the Transfer Notice, subject to the provisions of Section 5(c) below, at a price and on terms no more favorable to the transferees thereof than specified in the Transfer Notice during the 30-day period immediately following the Authorization Date, or the period specified in the Transfer Notice, whichever shall last elapse. Any Stockholder Shares not Transferred within such period shall be subject to the provisions of this Section 5(b) upon any subsequent Transfer. If any of the Investors have elected to purchase any Stockholder Shares hereunder, the Transfer of such Stockholder Shares shall be consummated as soon as practical after the delivery of the election notice(s) to MDI, but in any event within 15 days after the expiration of the Election Period.

         (c) PARTICIPATION RIGHTS. If the Investors have not elected to purchase or otherwise acquire all of the Stockholder Shares specified in the Transfer Notice to be Transferred pursuant to Section 5(b) above, each Investor may elect to participate in the contemplated Transfer by delivering written notice to MDI and the Company within 25 days after receipt by such Investor of the Transfer Notice. If any Investor has elected to participate in such Transfer, MDI and each of the electing Investors shall be entitled to Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product obtained by multiplying (i) the quotient determined by dividing (x) the number of Stockholder Shares held by such Investor by (y) the aggregate number of Stockholder Shares owned by MDI and all electing Investors by (ii) the number of Stockholder Shares to be Transferred in the contemplated Transfer. Notwithstanding the foregoing, the Investors electing to participate in a Transfer pursuant to this Section 5(c) shall be entitled, as a group, to Transfer (on a pro rata basis among such Investors) fifty percent (50%) of the Stockholder Shares to be Transferred if such participation would result in the Transfer of a greater number of Stockholder Shares by each electing Investor than would result from the application of the formula set forth in the previous sentence; in such case. MDI shall Transfer the remaining 50% of the Stockholder Shares proposed to be Transferred. If MDI effects a Transfer hereunder, it shall use its best efforts to obtain the agreement of the prospective transferees to the participation of the Investors in the contemplated Transfer and shall not Transfer any Stockholder Shares to the prospective transferee(s) if such transferee(s) refuse(s) to allow the participation of the Investors.

         (d) CERTAIN PERMITTED TRANSFERS. The restrictions contained in this
Section 5 shall not apply with respect to Transfers of Stockholder Shares held by MDI (i) to persons pursuant to applicable laws of descent and distribution or
(ii) among MDI's Family Group (collectively referred to herein as "PERMITTED TRANSFEREE"); provided that (x) such restrictions shall continue to be applicable to the Stockholder Shares after any such Transfer, (y) the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement as a condition precedent to any such Transfer, and
(z) such transferees shall thereafter be deemed to be "MDI" for purposes of this Agreement. MDI's "Family Group" means the spouse and descendants (whether natural or adopted) of Cal Manz and any trust solely for the benefit of Cal Manz and/or his spouse and/or descendants.

         (e) TERMINATION OF RESTRICTIONS. The restrictions set forth in this Section shall continue with respect to each Stockholder Share following any Transfer thereof (other than a Transfer pursuant to Section 5(b)); provided that all such restrictions shall terminate upon the consummation of a Public Offering.

     6. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The securities represented by this certificate are subject to an Amended and Restated Stockholders Agreement dated as of July 16, 1998, among the issuer of such securities (the "COMPANY") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with Section 7 hereof.

     7. TRANSFERS, FUTURE SALES. Prior to MDI transferring any Stockholder Shares (other than pursuant to an Exempt Transfer) and prior to the Company issuing any of the Company's equity securities (or options or other rights to acquire such equity securities or securities convertible into or exchangeable for such equity securities) to any Person (other than pursuant to a Public Offering), MDI or the Company, as the case may be, shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Stockholder Shares a counterpart of this Agreement. Transferees of Stockholder Shares held by Investors shall be deemed to be Investors hereunder. Transferees of Stockholder Shares held by MDI and transferees of equity securities (as described above) from the Company shall be bound by the same restrictions as MDI hereunder.

     8.  Definitions.

         "EVENT OF NONCOMPLIANCE" has the meaning set forth in the Articles of Incorporation.

         "INVESTOR COMMON STOCK" has the meaning set forth in the Articles of Incorporation.

         "LIENS" has the meaning set forth in the Articles of Incorporation.

         "PERMITTED LIENS" has the meaning set forth in the Articles of Incorporation.

         "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and

(viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

              "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

              "PUBLIC OFFERING" means any offering by the Company of its Common Stock to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, any shares of Common Stock issued or issuable upon conversion of Convertible Preferred, any Convertible Preferred which are convertible into Common Stock, whether converted or not, and (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

              "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

              "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

     9. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     10. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the Investors holding a majority of the Stockholder Shares then held by the Investors; provided, that no such modification, amendment or waiver which would have a material adverse effect on MDI or any affiliate of MDI shall be effective unless approved in writing by MDI; and provided, further, that no such modification, amendment or waiver of Section 2(a)(i), 2(a)(iii), 2(a)(ix)(A) or 2(a)(x) shall be effective unless such modification, amendment or waiver is also approved in writing by a majority of the Series D Convertible Stock; and provided, further, that no such modification, amendment or waiver of Section 2(a)(i), 2(a)(ii), 2(a)(ix)(A) or 2(a)(x) shall be effective unless such modification, amendment or waiver is also approved in writing by a majority of the Series B Convertible Stock. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     14. COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     15. REMEDIES. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     16. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier, freight prepaid or
(d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows, or at such other address as a party may designate by ten (10) days' advance written notice to the other parties to this Agreement pursuant to the provisions of this Section 16:

              (i) if to an Investor, to such Investor's address set forth on the Schedule of Investors.

              (ii) if to the Company, to:

                           MCK Communications, Inc.
                           313 Washington Street
                           Newton, MA 02158
                           Facsimile: (617) 454-6101
                           Attention: Paul K. Zurlo

                   with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA 02109
                           Facsimile: (617) 523-1231
                           Attention: John J. Egan III, Esq.

              (iii) if to MDI, to the address set forth on the SCHEDULE OF INVESTORS AND EXISTING STOCKHOLDERS, with a copy to:

                           Macleod Dixon Barristers and Solicitors
                           Canterra Tower
                           3700-400 Third Avenue S.W.
                           Calgary, Alberta T2P 4H2
                           Attention: T. Ramsay, Esq.

     17. GOVERNING LAW. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other Jurisdiction) that would cause the application of the laws of any Jurisdiction other than the State of Nevada.

     18. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

     19. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     20. RATIFICATION AND WAIVER. The Initial Investors acknowledge that in connection with the amendment and restatement of the Original Stockholders Agreement and the amendment and restatement of the Articles of Incorporation, the Initial Investors are consenting to the amendment of certain terms of the Series A Redeemable Stock and the Series B Convertible Stock and their rights with respect thereto. The Initial Investors also agree that, to the extent such amendments and restatements constitute amendments of such terms and rights, such amendments also constitute ratifications and waivers of past actions taken by or on behalf of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       MCK COMMUNICATIONS, INC.

                                       By: /s/ Steven J. Benson
                                          --------------------------------------

                                       MANZ DEVELOPMENTS INC.

                                       By: /s/ Cal Manz
                                          --------------------------------------
                                          Cal Manz, President

                                       LAZARD TECHNOLOGY PARTNERS LP


                                       By:   /s/ Russell Planitzer
                                          --------------------------------------
                                       Name:  Russell Planitzer
                                       Title:  Managing Principal



                                       LAZARD TECHNOLOGY PARTNERS LLC


                                       By:  /s/ Russell Planitzer
                                          --------------------------------------
                                       Name:  Russell Planitzer
                                       Title:  Managing Principal



                                       LAZARD TECHNOLOGY INVESTORS
                                       (1998) LLC


                                       By: /s/ Russell Planitzer
                                          --------------------------------------
                                       Name:  Russell Planitzer
                                       Title:  Managing Principal



                                       FSC CORP.


                                       By:  /s/ Signature Illegible
                                         ---------------------------------------
                                       Name:
                                       Title:

                                       SUMMIT VENTURES IV, L.P.

                                       By:   Summit Partners IV, L.P.
                                       Its General Partner

                                       By:   Stamps, Woodsum & Co. IV
                                       Its General Partner

                                       By:  /s/ Signature Illegible
                                          --------------------------------------
                                       Its:
                                          --------------------------------------


                                       SUMMIT INVESTORS III, L.P.

                                       By:  /s/ Signature Illegible
                                          --------------------------------------


                                       SUMMIT SUBORDINATED DEBT FUND, L.P.

                                       By:   Summit Partners III, L.P.
                                       Its General Partner

                                       By:   Stamps, Woodsum & Co. III
                                       Its General Partner

                                       By:  /s/ Signature Illegible
                                          --------------------------------------
                                       Its:
                                          --------------------------------------


                                       WS INVESTMENT COMPANY 96A


                                       By:  /s/ Jeffrey D. Saper
                                          --------------------------------------
                                       Its:
                                          --------------------------------------


                                       TRUSTEE, WSGR RETIREMENT PLAN
                                       FBO JEFFREY D. SAPER


                                       By:  /S/ Signature Illegible
                                          --------------------------------------
                                       Its:
                                          --------------------------------------

                                       THE YARMOUTH TRUST


                                       By: /s/ Robert Morrissey
                                          --------------------------------------
                                       Robert Morrissey
                                       Trustee of The Yarmouth Trust

                 SCHEDULE OF INVESTORS AND EXISTING STOCKHOLDERS


                                                   Series A          Series B            Series C        Series D
                                                  Redeemable        Convertible         Redeemable      Convertible     Common
Name and Address                                   Preferred         Preferred           Preferred       Preferred       Stock
----------------                                  ----------        -----------        -----------     -----------     -------


Summit Ventures IV, L.P.                          14,274,503          3,619,556              --           --                 --
600 Atlantic Avenue, Suite 2800
Boston Massachusetts 02210-2227

Summit Investors III, L.P.                           636,301            164,698              --           --                 --
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227

Summit Subordinated Debt Fund, L.P.                     --              164,289              --           --                 --
600 Atlantic Avenue, Suite 2800
Boston, Massachusetts 02210-2227

Trustee, WSGR Retirement Plan                         48,704             12,897              --           --                 --
FBO Jeffrey D. Saper
650 Page Mill Road
Palo Alto, California 94304

WS Investment Company 96A                             26,225              6,944              --           --                 --
650 Page Mill Road
Palo Alto, California 94304

Lazard Technology Partners LP                           --                 --              19,155    1,123,822               --
30 Rockefeller Plaza
New York, NY 10020

Lazard Technology Partners LLC                          --                 --               3,367      197,512               --
30 Rockefeller Plaza
New York, NY 10020

Lazard Technology Investors (1998) LLC                  --                 --               1,422       83,444               --
30 Rockefeller Plaza
New York, NY 10020

FSC Corp.                                               --                 --               2,851      167,235               --
100 Federal Street
Boston, MA 02110

Manz Developments Inc.                                  --                 --                --           --            2,031,616
MCK Telecommunications, Inc.
130 Bowness Center, N.W
Calgary, Alberta, Canada T3 B 5M5
Attention: Mr. Cal Manz


The Yarmouth Trust                                      --               --               1,710      100,341               --
Two International Place
Boston, MA 02116
Attn: Robert Morrissey


                                      -2-